UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2006

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale California 94089

(Address of Principal Executive Offices)

(858) 450-9333

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 30,2006, Applied Micro Circuits Corporation (NASDAQ: AMCC) (the “Company” or “AMCC”) issued a press release reporting that the Company received a Staff Determination Letter on June 30, 2006 from The Nasdaq Stock Market indicating that as a result of the Company’s failure to file with the Securities and Exchange Commission the Company’s Annual Report on Form 10-K for the year ended March 31, 2006, the Company is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.

The Staff Determination Letter stated that the Company’s securities will be delisted from The Nasdaq Stock Market at the opening of business on July 11, 2006 unless the Company requests a hearing with the Nasdaq Listing Qualifications Panel in accordance with Nasdaq Marketplace Rules. AMCC will request a hearing before the Nasdaq Listing Qualifications Panel within the period specified in the Staff Determination Letter. Under Nasdaq Marketplace rules, a request for a hearing will automatically stay the delisting of AMCC’s common stock pending the issuance of a written determination by the Nasdaq Listing Qualifications Panel.

As previously announced, AMCC has delayed filing its Annual Report on Form 10-K for the year ended March 31, 2006 as a result of the self-initiated review by the Company’s Audit Committee of the Company’s historical stock option grant practices and related accounting. The Audit Committee is being assisted by outside legal counsel and accounting experts. Until the Audit Committee’s review is complete, the Company will be unable to complete and file its Annual Report on Form 10-K for the year ended March 31, 2006. The Company intends to file its Annual Report on Form 10-K as soon as practicable after the completion of the Audit Committee’s review.

There can be no assurance that the Nasdaq Listing Qualifications Panel will grant the Company’s request for the continued listing of the Company’s common stock on The Nasdaq Stock Market.

The Company will not announce its first quarter fiscal year 2007 earnings release date until after it files its Annual Report on Form 10-K for the year ended March 31, 2006.

A copy of the press release issued by the Company on June 30, 2006 announcing its receipt of the Staff Determination Letter from The Nasdaq Stock Market is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 3.01 by reference.

This Current Report on Form 8-K contains forward-looking statements that reflect the Company’s current view with respect to future events and performance. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to: the results of the Audit Committee’s review of the Company’s historical stock option grant practices and related accounting; the impact of any actions that may be taken or required as a result of such review; the effect of AMCC’s failure to timely file all required reports under the Securities Exchange Act of 1934, as amended; the potential delisting of AMCC’s common stock from The Nasdaq Stock Market; the risks that may be associated with potential claims and proceedings relating to such matters; and other risks described in AMCC’s filings with the Securities and Exchange Commission. More information about potential factors that could affect the Company’s business and financial results is included under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date any such statement is made.

Item 8.01.	Other Events.

The information disclosed in Item 3.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

99.1     Press release of AMCC issued on June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: June 30, 2006	By:	/s/ Cynthia J. Moreland
Cynthia J. Moreland Vice President, General Counsel and Secretary